Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IDACORP, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), we, J. LaMont Keen, President and Chief Executive Officer of the Company, and Darrel T. Anderson, Senior Vice President - Administrative Services and Chief Financial Officer of the Company, certify that:

(1)               The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/J. LaMont Keen	/s/Darrel T. Anderson
J. LaMont Keen	Darrel T. Anderson
President and Chief Executive Officer	Senior Vice President - Administrative Services
May 9, 2007	and Chief Financial Officer
May 9, 2007